EXHIBIT 10.2


                      RECEIVABLES PURCHASE AGREEMENT


      This Receivables Purchase Agreement is entered into as of August 29, 1995 among Mattel Sales Corp., a California corporation ("Mattel Sales"), as seller, Fisher-Price, Inc., a Delaware corporation ("Fisher-Price"), as seller (Fisher-Price and Mattel Sales, in their capacities as sellers, being referred to herein collectively as the "Sellers" and individually as a "Seller"), Mattel, Inc., a Delaware corporation ("Mattel"), as servicer (the "Servicer") and as guarantor (the "Guarantor"), and Bank of America National Trust and Savings Association, a national banking association ("Bank of America"), as purchaser (in such capacity, together with its successors and assigns in such capacity, the "Purchaser"). Certain terms that are capitalized and used herein are defined in Exhibit I.

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                ARTICLE I.

                    AMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1. Purchase Facility. On the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase from each Seller, without recourse (except as expressly provided herein), undivided percentage ownership interests in such Seller's Listed Receivables and other items included in the related Purchased Interest.

      Section 1.2. Making Purchases. (a) Each purchase of undivided percentage ownership interests hereunder shall be made upon the Servicer's irrevocable written notice, substantially in the form of Exhibit VIII hereto (a "Purchase Notice"), delivered to the Purchaser in accordance with
Section 4.2 (which Purchase Notice must be received by the Purchaser prior to 9:00 a.m., Los Angeles time) (i) not later than September 18, 1995 in the case of the First Purchase Date, and (ii) not later than December 18, 1995, in the case of the Second Purchase Date. Each Purchase Notice shall specify, with respect to each Seller, (A) the aggregate outstanding principal balances of such Seller's Eligible Receivables with respect to which such Seller proposes to sell an undivided percentage ownership interest to the Purchaser and (B) the proposed Purchase Date.

      Not later than 9:00 a.m. (Los Angeles time) on the day following its receipt of each such Purchase Notice, the Purchaser shall send to the Servicer a notice setting forth a calculation of the Purchased Interest relating to each Seller, including a description of (i) the amount to be paid by the Purchaser with respect to such Purchased Interest to the Servicer on the related Purchase Date for the account of the applicable
Seller (such amount with respect to such Purchased Interest being referred to as the "Purchaser's Investment") and (ii) the aggregate Yield to accrue with respect to such Purchased Interest for the actual number of days in the Yield Period commencing on the applicable Purchase Date (such aggregate Yield with respect to such Purchased Interest being referred to as the "Yield Reserve"), it being understood and agreed that the calculation of the Yield Reserve shall not limit the effect of the proviso to the definition of Yield in Exhibit I or the effect of Exhibit VII. The Purchaser shall calculate the Purchaser's Investment with respect to a Purchased Interest as an amount which, when added to the related Yield Reserve, is as close is as reasonably practicable to (but not in excess of) the aggregate outstanding principal balance of the related Eligible Receivables set forth in the related Purchase Notice; it being understood and agreed that the aggregate outstanding Purchaser's Investments shall not exceed the Purchaser's Investment Limit and that this sentence shall not limit any other provision of this Agreement (including Exhibit VII).

      Each Seller shall send to the Purchaser for receipt by the Purchaser not later than the Business Day prior to the related Purchase Date, a list of such Seller's Receivables the outstanding principal balances of which were reflected in the related Purchase Notice (such Receivables being referred to as the "Listed Receivables"), which list shall identify the invoice number, outstanding principal balance and maturity date of each such Receivable (in each case as of the date of the related Purchase Notice).

      (b) On each Purchase Date, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, pay to the Servicer, for the account of the related Seller, in same day funds, an amount equal to the Purchaser's Investment relating to the undivided percentage ownership interest then being purchased from such Seller, by remitting such funds to Bank of America National Trust and Savings Association, ABA No. 121000358, Account No. 1233112850, reference "Mattel Sales Receivables", or to such other account as the Sellers may designate in writing to the Purchaser.

      (c) On each Purchase Date, effective upon the payment contemplated by Section 1.2(b) (and without the necessity of any formal or other instrument of assignment or other further action), each Seller hereby severally sells and assigns to the Purchaser an undivided percentage ownership interest in (i) each Listed Receivable of such Seller, (ii) all Related Security with respect to such Receivables, (iii) all Collections with respect to such Receivables (including Collections received on and after the date on which the related Purchase Notice is sent to the Purchaser and prior to the related Purchase Date), and (iv) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

      (d) To secure all of the obligations (monetary or otherwise) of each Seller Party under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, each Seller hereby severally grants to the Purchaser a security interest in all of such Seller's right, title and interest (including any undivided interest of such Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Listed Receivables of such Seller, (B) all Related Security with respect to such Receivables, (C) all Collections with respect to such Receivables (including Collections received on and after the date that the related Purchase Notice is sent to the Purchaser and prior to the related Purchase Date), and (D) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Purchaser shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Purchaser, all the rights and remedies of a secured party under any applicable UCC.

      Section 1.3. Servicing and Settlement Procedures. The servicing, administering and collection of the Listed Receivables shall be conducted in accordance with Exhibit VI hereto. Each

Seller shall provide to the Servicer on a timely basis all information needed for such servicing, administration and collection, including notice of the occurrence of any Termination Event Day. Subject to paragraph (c)(iv) of Exhibit VI, the Servicer shall hold in trust (and, during the continuance of a Termination Event, at the request of the Purchaser, segregate) for the Purchaser, from Collections received by each Seller or the Servicer with respect to such Seller's Listed Receivables, the percentage of such Collections represented by the related Purchased Interest. On each Due Date, the Servicer shall (x) deposit into the Purchaser's Account the amount of Collections required to be held for the Purchaser pursuant to the preceding sentence and
(y) pay to the applicable Seller the remaining portion, if any, of Collections then held by the Servicer.

      Section 1.4. Payments and Computations, Etc. All amounts to be paid or deposited by a Seller Party hereunder shall be paid or deposited no later than noon (Los Angeles time) on the day when due in same day funds to the Purchaser's Account. All amounts received after noon (Los Angeles time) will be deemed to have been received on the immediately succeeding Business Day. Each Seller and Mattel, solely in its capacity as the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Person which is required to be paid or deposited by such Person hereunder when due hereunder, at the Termination Rate (without duplication), payable on demand. All computations of interest, Yield and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. All payments received by the Purchaser hereunder on account of a Purchased Interest shall be applied by the Purchaser first to pay itself accrued Yield with respect to the related Purchaser's Investment and second to repay such Purchaser's Investment.


                                ARTICLE II

                REPRESENTATIONS AND WARRANTIES; COVENANTS;
                              INDEMNIFICATION

      Section 2.1. Representations and Warranties; Covenants. The Seller Parties hereby severally make the representations and warranties, and hereby agree to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.
      Section 2.2. Indemnities by the Sellers. Each Seller shall pay and indemnify the Indemnified Parties in accordance with Exhibit VII hereto.



                               ARTICLE III.

                                 GUARANTY

      Section 3.1. Guaranty of Obligations. For valuable consideration, the Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to the Purchaser on demand, in lawful money of the United States and in immediately available funds, any and all present or future payment and performance obligations of the Sellers hereunder owing to the Purchaser (such guarantee and promise being referred to as this "Guaranty"). The phrase "payment and performance obligations of the Sellers" (hereinafter collectively referred to in this Article III as the "Obligations") is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of the Sellers, now or hereafter made, incurred, or created, whether voluntarily or involuntarily, and however arising, including any and all reasonable attorneys' fees, costs, charges, Yield or interest (including interest at the Termination Rate as contemplated by Section 1.4, it being understood and agreed that the reference in Section 1.4 to Mattel in its capacity as the Servicer shall not limit the effect of this Article III) owed by the Sellers to the Purchaser, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Sellers may be liable individually or jointly with others, whether recovery upon such advances, debts, obligations or liabilities may be or hereafter becomes barred by any statute of limitations or whether such advances, debts, obligations or liabilities may be or hereafter become otherwise unenforceable.

      Section 3.2. Guaranty Continuing. This Guaranty is a continuing guaranty which relates to any Obligations, including those which arise under successive transactions which shall either cause the Sellers to incur new Obligations, continue the Obligations from time to time, or renew them after they have been satisfied. The Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment of the Obligations with interest as applicable. Any payment by the Guarantor shall not reduce its maximum obligation hereunder.

      Section 3.3. Guarantor Directly Liable. The Guarantor agrees that it is directly and primarily liable to the Purchaser, that its obligations hereunder are independent of the Obligations of the Sellers, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether action is brought against a Seller or whether a Seller is joined in any such action or actions. The Guarantor agrees that any releases which may be given by the Purchaser to a Seller or any other guarantor shall not release it from this Guaranty.

      Section 3.4. No Impairment. The obligations of the Guarantor under this Guaranty shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of the Guarantor: (a) the compromise, settlement, change, modification, amendment (whether material or otherwise) or partial termination of any or all of the Obligations; (b) the failure to give notice to the Guarantor of the occurrence of any Termination Event under the terms and provisions of this Agreement; (c) the waiver of the payment, performance or observance of any of the Obligations; (d) the taking or omitting to take any actions referred to in this Agreement or of any action under this Guaranty; (e) any failure, omission or delay on the part of the Purchaser to enforce, assert or exercise any right, power or remedy conferred in this Agreement or any other indulgence or similar act on the part of the Purchaser in good faith and in compliance with applicable law;
(f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, readjustment, assignment for the benefit of creditors, or other similar proceedings which affect the Guarantor, any other guarantor of any of the Obligations of either Seller or any of the assets of any of them, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceeding; or (g) to the extent permitted by law, the release or discharge of any other guarantors of the Obligations from the performance or observance of any obligation, covenant or agreement contained in any guaranties of the Obligations by operation of law. To the extent any of the foregoing refers to any actions which the Purchaser may take, the Guarantor hereby agrees that the Purchaser may take such actions in such manner, upon such terms, and at such times as the Purchaser, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing the Guarantor from its undertakings hereunder and the Guarantor hereby consents to each and all of the foregoing actions, events and occurrences.

      Section 3.5. Waiver. The Guarantor hereby waives: (a) any and all rights to require the Purchaser to prosecute or seek to enforce any remedies against either Seller or any other Person liable to the Purchaser on account of the Obligations; (b) any right to assert against the Purchaser any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Sellers or any other Person liable to the Purchaser in any way or manner under this Agreement; (c) all defenses, counterclaims and offsets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of this Agreement and the security interest granted pursuant hereto; (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Purchaser, including any direction to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, which in any manner impairs, affects, reduces, releases, destroys or extinguishes the Guarantor's subrogation rights, rights to proceed against the Sellers for reimbursement, or any other rights of the Guarantor to proceed against the Sellers, against any other guarantor, or against any other security, with the Guarantor understanding that the exercise by the Purchaser of certain rights and remedies may offset or eliminate the Guarantor's right of subrogation against the Sellers, and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional advances, debts, obligations or liabilities, and all other notices or formalities to which the Guarantor may be entitled; and (f) without limiting the generality of the foregoing, the Guarantor hereby expressly waives any and all benefits of (i) California Civil Code Sections 2809, 2810, 2819, 2825, 2839, 2845 through 2850, 2899 and 3433 and (ii) California Code of Civil Procedure Sections 580(a), 580(b) and 726.

      Section 3.6. Subrogation. The Guarantor hereby agrees that, unless and until all Obligations have been paid to the Purchaser in full, it shall not have any rights of subrogation, reimbursement or contribution as against the Sellers or any other guarantor, if any, and shall not seek to assert or enforce the same. The Guarantor understands that the exercise by the Purchaser of certain rights and remedies contained in this Agreement may affect or eliminate the Guarantor's right of subrogation, if any, against the Sellers and that the Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Purchaser to exercise, in its sole discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

      Section 3.7. Information. The Guarantor is presently informed of the financial condition of the Sellers and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will continue to keep itself informed of the financial condition of the Sellers and of all other circumstances which bear upon such risk of nonpayment. The Guarantor hereby waives its right, if any, to require the

Purchaser to disclose to it any information which the Purchaser may now or hereafter acquire concerning such condition or circumstances including the release of any other guarantor.

      Section 3.8. Evidence of Obligations. The Purchaser's books and records evidencing the Obligations shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

                                ARTICLE IV

                               MISCELLANEOUS

      Section 4.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller Party herefrom shall be effective unless in a writing signed by the Purchaser (including any successor or assign to the extent such amendment or waiver directly affects the interest of such successor or assign in the Listed Receivables), and, in the case of any amendment, by such Seller Party and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 4.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on Schedule I hereto (except that Purchase Notices shall be sent to the address set forth in the form of Purchase Notice attached as Exhibit VIII) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

      Section 4.3. Assignability. This Agreement and the Purchaser's rights and obligations herein (including ownership of each Purchased Interest) shall be assignable, in whole or in part, by the Purchaser and its successors and assigns to an Eligible Assignee in a minimum amount of twenty-five million dollars ($25,000,000); provided that unless a Termination Event has occurred and is continuing, no such assignment shall be effective without the prior written consent of Mattel, which consent shall not be unreasonably withheld; provided, however, that no consent of Mattel shall be required in connection with any assignment by the Purchaser or its successors and assigns to an Affiliate of the Purchaser which is otherwise an Eligible Assignee (each such assignee, an "Assignee"); provided, further, however, that the Seller Parties may continue to deal solely and directly with the Purchaser in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Servicer by the Purchaser and the Assignee. From and after the date that such notice and information shall have been so given, the Assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of the Purchaser under the Transaction Documents, and (ii) the

Purchaser shall, to the extent that rights and obligations hereunder and under the other Transaction Documents have been assigned by it, relinquish its rights and be released from its obligations under the Transaction Documents. No Seller Party may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Purchaser, except as expressly provided for in Exhibit VI with respect to the Servicer.

      Section 4.4.  Survival of Termination.  The provisions of Sections
4.4 and 4.5, and the provisions of Article III and Exhibit VII, shall survive any termination of this Agreement.

      Section 4.5. Mattel Credit Agreement. Sections 10.1(f), 10.4, 10.5, 10.7, 10.11, 10.12 and 10.14 of the Mattel Credit Agreement are hereby incorporated by reference as if set forth in full herein, except that for purposes of such incorporation by reference: (i) all references to "the Company" shall be deemed to be references to each Seller Party, individually; (ii) all references to "Notes" or "Loan Documents" shall be deemed to be references to the Transaction Documents; (iii) all references to "Agent" or "Bank" shall be deemed to be references to the Purchaser;
(iv) all references to "Event of Default" shall be deemed to be references to a Termination Event; (v) the reference to "Section 2.13" shall be deemed to be a reference to this Agreement; (vi) all references to "Obligations" shall be deemed to be references to the obligations of any Seller Party under any Transaction Document; (vii) all references to "Loans" shall be deemed to be deleted; (viii) the reference to "any Bank Affiliate" shall be deemed to be a reference to any Affiliate; and (ix) all references to "this Agreement" shall be deemed to be references to this Agreement.

      Section 4.6. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof, it being understood and agreed that this sentence shall not limit the incorporation by reference of terms of the Mattel Credit Agreement to the extent such terms are specifically incorporated by reference herein. The Exhibits and Schedules hereto are incorporated by reference herein.

      IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              MATTEL SALES CORP., as a Seller

                              By:  /s/ WILLIAM STAVRO
                                   -------------------------
                                   William Stavro
                                   Vice President, Treasurer


                              FISHER-PRICE, INC., as a Seller

                              By:  /s/ WILLIAM STAVRO
                                   --------------------------
                                   William Stavro
                                   Treasurer



                              MATTEL, INC., as the Servicer and as the Guarantor

                              By:  /s/ WILLIAM STAVRO
                                   --------------------------------
                                   William Stavro
                                   Senior Vice President, Treasurer



                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as the Purchaser

                              By:  /s/ ROBERT W. TROUTMAN
                                   --------------------------
                                   Robert W. Troutman
                                   Managing Director

                                 EXHIBIT I

                                DEFINITIONS


     As used in the Receivables Purchase Agreement dated as of August 29, 1995 among Mattel Sales Corp., as Seller, Fisher-Price, Inc., as Seller, Mattel, Inc., as Servicer, and Bank of America National Trust and Savings Association, as Purchaser (as the same may be amended, amended and restated, or otherwise modified from time to time, this "Agreement" or this "Receivables Purchase Agreement"), including its Exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Exhibit and Schedule references in this Agreement (including in this Exhibit) are to Sections of and Exhibits and Schedules to this Agreement. Unless the context otherwise requires, capitalized terms used without definition in this Agreement have the meanings set forth in the Mattel Credit Agreement.

          "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of right or claim, it being understood and agreed that a lien, security interest or other charge or encumbrance, or any other type of right or claim, in favor of the Purchaser shall not constitute an Adverse Claim.

          "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close and, if the applicable Business Day relates to the Eurodollar Rate, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Collections" means, with respect to any Listed Receivable, (a) all funds which are received by the related Seller or the Servicer in payment of any amounts owed in respect of such Listed Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Listed Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other Person directly or indirectly liable for the payment of such Listed Receivable and available to be applied thereon), and (b) all other proceeds of such Listed Receivable.

          "Contract" means, with respect to any Listed Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Listed Receivable arises or which evidences such Listed Receivable or under which the Obligor becomes or is obligated to make payment in respect of such Listed Receivable.

          "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Sellers in effect on the date of this Agreement, as amended from time to time to the extent permitted herein.

          "Dilution" means any adjustment in the outstanding principal balance of a Listed Receivable attributable to any credits, rebates, billing errors, sales or similar taxes, discounts, setoffs, disputes, chargebacks, returns, allowances or similar items.

          "Due Date" means the First Due Date or the Second Due Date, as the case may be. With respect to the First Purchase Date, the "related" Due Date means the First Due Date, and, with respect to the Second Purchase Date, the "related" Due Date means the Second Due Date.

          "Eligible Receivables" means, on an applicable Purchase Date, any
Receivable: (i) which has a stated maturity and which stated maturity (x) with respect to Receivables existing on the First Purchase Date, is after the First Purchase Date but not later than the First Due Date, and (y) with respect to Receivables existing on the Second Purchase Date, is after the Second Purchase Date but not later than the Second Due Date; (ii) which is an "account" as defined in the UCC of any applicable jurisdiction; (iii) which is denominated and payable only in United States dollars in the United States; (iv) which, together with the Contract related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms and subject to no offset, counterclaim or other defense; (v) which, together with the Contract related thereto, does not contravene in any material respect any Governmental Rules applicable thereto and with respect to which no part of the Contract related thereto is in violation of any such Governmental Rule in any material respect; (vi) which satisfies all applicable requirements of the Credit and Collection Policy; (vii) which was generated in the ordinary course of the related Seller's business; and (viii) which was generated by the applicable Seller at such time as the Obligor had long-term, unsecured debt rated at least A+ by S&P and A1 by Moody's.

          "Eurodollar Rate" means, for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Eurodollar Rate   =                  LIBOR
                      ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period; and

          "LIBOR" means the rate of interest per annum determined by the Purchaser to be the rate of interest at which dollar deposits in the approximate amount of the Purchaser's Investment associated with such Yield Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Yield Period.

          "Event of Default" has the meaning set forth in the Mattel Credit Agreement.

          "First Due Date" means December 21, 1995.

          "First Purchase Date" means September 21, 1995.

          "Guarantor" has the meaning set forth in the preamble.

          "Indemnified Amounts" means any and all claims, damages, costs, expenses, losses and liabilities (including all reasonable fees and other charges of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable other charges of internal counsel).

          "Indemnified Parties" means the Purchaser and its Affiliates and their respective employees, agents, successors, transferees and assigns.

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Person relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; and in the case of clause (a) or (b), undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Listed Receivables" has the meaning set forth in Section 1.2(a).

          "Listed Receivables Balance" means, with respect to a Purchased Interest and the related Seller, the outstanding principal balance, as of the date the related Purchase Notice is sent to the Purchaser, of the related Listed Receivables.

          "Material Adverse Effect" means a material adverse effect upon
(i) the business, operations, properties, assets, business prospects or condition (financial or otherwise) of Mattel and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of Mattel to perform its obligations under this Agreement.

          "Mattel Credit Agreement" means the Credit Agreement dated as of March 10, 1995, among Mattel, the Banks named therein, and Bank of America, as Agent, without giving effect to any amendment, amendment and restatement, or other modification thereto or waiver thereof, except to the extent approved by the Purchaser in a writing that refers to this Agreement.

          "Obligor" means Wal-Mart Stores, Inc.

          "Purchase Date" means the First Purchase Date or the Second Purchase Date, as the case may be.

          "Purchase Notice" has the meaning set forth in Section 1.2(a).

          "Purchased Interest" means, at any time, with respect to a Seller, the undivided percentage ownership interest of the Purchaser acquired pursuant to this Agreement from such Seller in such Seller's Listed Receivables, Related Security with respect to such Receivables, Collections with respect to such Receivables, and proceeds of, and amounts received or receivable under any or all of, the foregoing. Such undivided percentage ownership interest shall be computed as

                                  PI + YR
                                  -------
                                    LRB

     where:

            PI    = the Purchaser's Investment with respect to such Seller
                    at the related Purchase Date.

            YR    = the Yield Reserve of such Purchased Interest at the
                    related Purchase Date; and

            LRB   = the related Listed Receivables Balance as of the date
                    the related Purchase Notice is sent to the Purchaser.

Each Purchased Interest with respect to a Seller shall be computed in accordance with Section 1.2(a) and shall remain constant until such time as the related Purchaser's Investment and accrued Yield thereon shall have been paid in full. Upon payment of the items described in the preceding sentence the related Purchased Interest shall be zero.

          "Purchaser" has the meaning set forth in the preamble to this Agreement.

          "Purchaser Rate" means a rate per annum equal to the Eurodollar Rate plus one-quarter of one percent (0.25%). The Purchaser Rate for a Yield Period shall be established on the applicable day contemplated by the definition of LIBOR.

          "Purchaser's Account" means Account No. 12331-83980, reference "Mattel Receivables Payment", ABA No. 121000358, maintained at the Purchaser, or any other account designated in writing by the Purchaser to the Servicer and the Sellers from time to time.

          "Purchaser's Investment" has the meaning set forth in Section 1.2(a). The amount of each Purchaser's Investment shall be reduced by payments received by the Purchaser and applied on account of such Purchaser's Investment pursuant to this Agreement.

          "Purchaser's Investment Limit" means one hundred million dollars ($100,000,000).

          "Receivable" means any indebtedness and other obligations owed to a Seller or any right of a Seller to payment from or on behalf of the Obligor whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by such Seller, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

          "Related Security" means with respect to any Listed Receivable:
(i) all of the related Seller's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such

Receivable; (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by the Obligor relating thereto; and (iii) all guarantees, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "Second Due Date" means March 21, 1996.

          "Second Purchase Date" means December 21, 1995.

          "Seller Party" means each of the Sellers and Mattel (in its capacity as the Servicer or the Guarantor).

          "Sellers" has the meaning set forth in the preamble to this Agreement. A reference to the "related" Seller means (i) with respect to a Receivable, that such Receivable by its original terms was owed to such Seller, and (ii) with respect to a Purchased Interest, that such Purchased Interest pertains to an investment in such Receivables.

          "Servicer" has the meaning set forth in the preamble to this Agreement.

          "Termination Event" has the meaning specified in Exhibit V.

          "Termination Event Day" means a day on which a Termination Event exists.

          "Termination Rate" means a rate per annum equal to the Base Rate plus two percent (2.0%).

          "Transaction Documents" means this Agreement and all certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered by any Seller Party under or in connection with this Agreement, thereby excluding, for example, the Mattel Credit Agreement.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

          "UCC Filing Date" means the first date on which any UCC financing statement is filed pursuant to paragraph (c) of Exhibit VI.

          "Yield", for any Purchased Interest for each day in a related Yield Period, means an amount determined as follows:

                              PR x PI x 1/360

     where:

            PR  =   the Purchaser Rate for such Yield Period; and

            PI  =   the Purchaser's Investment with respect to such
                    Purchased Interest during such Yield Period;

provided that if one or more Termination Event Days shall occur during any Yield Period, the Yield for such Purchased Interest for each such Termination Event Day in such Yield Period shall be deemed to accrue in accordance with the following formula:

                              TR x PI x 1/360

      where:

            TR  =   the Termination Rate on such Termination Event Day;
                    and

            PI  =   the Purchaser's Investment with respect to such
                    Purchased Interest on such Termination Event Day.

      It is hereby agreed and understood no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

            "Yield Period" means each period from and including a Purchase Date to but excluding the related Due Date.

      Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Division 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Division 9. Unless the context otherwise requires, "or" means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                EXHIBIT II

                          CONDITIONS OF PURCHASES

            1. Conditions Precedent to Initial Purchase. The initial purchase under this Agreement is subject to the conditions precedent that the Purchaser shall have received on or before the First Purchase Date the following, each in form and substance (including the date thereof) satisfactory to the Purchaser: (a) a counterpart of this Agreement duly executed by the Sellers Parties; (b) favorable opinions of (x) the General Counsel or an Assistant General Counsel of Mattel, relating to the Seller Parties and (y) Latham & Watkins, special counsel to the Seller Parties;
(c) authorization from Mattel to debit a bank account of Mattel maintained at the Purchaser, in an amount equal to twenty-five thousand dollars ($25,000), which amount constitutes an arrangement fee payable to BA Securities, Inc. (it being understood and agreed that such arrangement fee shall be payable by Mattel if such debit is not made prior to the initial purchase); (d) a certificate of the Assistant Secretary of each Seller Party certifying in each case (i) the names and signatures of its applicable officers that shall execute and deliver the Transaction Documents (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive a revised certificate meeting the requirements of this clause), (ii) that attached thereto is a true and correct copy of the certificate or articles of incorporation (certified by the Secretary of State of Delaware or California, as the case may be) and by-laws of such Seller Party, in each case as in effect on the date of such certification, (iii) that attached thereto are true and complete copies of excerpts of resolutions adopted by the Board of Directors of such Seller Party, approving the execution, delivery and performance of this Agreement and all other Transaction Documents to which such Seller Party is a party; and (iv) that attached thereto are good standing certificates (x) issued by the Secretary of State of California with respect to Mattel Sales and (y) issued by the Secretary of State of Delaware with respect to Fisher-Price and Mattel; and (e) UCC-1 financing statements (x) signed by Mattel Sales in form for filing with the Secretary of State of California and (y) signed by Fisher-Price in form for filing with the Department of State of New York, it being understood and agreed that such financing statements are to be filed only in the circumstances contemplated by paragraph (c) of Exhibit VI.

            2. Condition Precedent to Second Purchase. The second purchase hereunder shall be subject to the further condition precedent that the Purchaser shall have received such "bring-downs" of the items described in clause (d) of paragraph 1 of this Exhibit as it may reasonably request.

            3. Conditions Precedent to All Purchases. Each purchase (including the initial purchase) hereunder shall be subject to the further conditions precedent that: (a) on the date of such purchase the following statements shall be true (and acceptance of the proceeds of such purchase shall be deemed a representation and warranty by the Sellers that such statements are then true): (i) the representations and warranties contained in Exhibit III are true and correct on and as of the date of such purchase as though made on and as of such date (except to the extent any representation and warranty is expressly made as of an earlier date); and
(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or that would constitute a Termination Event but for the requirement that notice be given or time elapse or both; (b) after giving effect to the payment contemplated by
Section 1.2 on the date of such purchase, the aggregate outstanding Purchaser's Investments shall not exceed the Purchaser's Investment Limit;
(c) the Purchaser shall have received a fee of three thousand dollars ($3,000) with respect to such purchase


                                   II-1

on or before the date of such purchase; and (d) the Purchaser shall have received a list of Eligible Receivables from each Seller in accordance with the last paragraph of Section 1.2(a).


                                   II-2


                                EXHIBIT III

                      REPRESENTATIONS AND WARRANTIES

            Each Seller Party severally represents and warrants, as to itself alone, as applicable, to the Purchaser as follows:

            (a) Such Seller Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except in jurisdictions in which the failure to be qualified or in good standing has or will have no Material Adverse Effect.

            (b) The execution, delivery and performance by such Seller Party of this Agreement and the other Transaction Documents to which it is a party, including such Seller Party's use of the proceeds of purchases,
(i) are within such Seller Party's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) such Seller Party's charter or by-laws, (2) any law, rule or regulation applicable to such Seller Party, the violation of which would result in a Material Adverse Effect,
(3) any Contractual Obligation of such Seller Party the violation of which would have a Material Adverse Effect or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller Party or its property, the violation of which would result in a Material Adverse Effect, and (iv) do not result in or require the creation of any material Adverse Claim upon or with respect to any of its material properties. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by such Seller Party.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Person or other Person is required for the due execution, delivery and performance by such Seller Party of this Agreement or any other Transaction Document to which it is a party, it being understood and agreed that the Purchaser has the right to file UCC-1 financing statements pursuant to Exhibit VI.

            (d) This Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

            (e) There is no pending or, to the knowledge of such Seller Party, threatened action or proceeding affecting such Seller Party or any of its Subsidiaries before any Governmental Person or arbitrator which, in the reasonable opinion of such Seller Party, would result in a Material Adverse Effect, or which affects or purports to affect the legality, validity or enforceability of this Agreement or the other Transaction Documents.

            (f) With respect to each Seller, such Seller is the legal and beneficial owner of its Listed Receivables (and all Related Security) free and clear of any Adverse Claim; upon each purchase, the Purchaser shall have a valid and enforceable first priority (and, on and after the UCC


                                   III-1


Filing Date, perfected) undivided percentage ownership interest or security interest in each such Listed Receivable and in the Related Security and Collections and other proceeds with respect thereto, in each case free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any related Contract or any such Receivable or the Related Security or Collections with respect thereto is on file in any recording office other than any financing statement or similar instrument in favor of the Purchaser.

            (g) All exhibits, financial statements, documents, books, records, other information or reports furnished or to be furnished at any time by or on behalf of such Seller Party to the Purchaser in connection with this Agreement are or will be accurate in all material respects as of their respective dates or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any such statement or omission that was untrue or misleading at the time made or that subsequently became untrue or misleading has been superseded or corrected by information provided to the Purchaser prior to the date of this Agreement.

            (h) With respect to each Seller, the principal place of business and chief executive office (as such terms are used in the UCC) of such Seller and the office where such Seller keeps its records concerning the Listed Receivables are located at the address referred to in paragraph
(b) of Exhibit IV.

            (i) Such Seller Party is not in violation of any order of any court, arbitrator or Governmental Person, which violation would have a Material Adverse Effect.

            (j) With respect to each Seller, no proceeds of any purchase from such Seller will be used for any purpose that violates any applicable law, rule or regulation, including Regulations G or U of the Federal Reserve Board.

            (k) No event has occurred and is continuing, or would result from a purchase in respect of the related Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event.

            (l) With respect to each Seller, such Seller has accounted for each sale of undivided percentage ownership interests in its Listed Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

            (m) With respect to each Seller Party, such Seller Party has complied with all of the material terms, covenants and agreements contained in this Agreement and the other Transaction Documents and applicable to it, except, in any such case, where the consequences, direct or indirect, of any such noncompliance, if any, would not result in a Material Adverse Effect.

            (n) With respect to each Seller, such Seller's complete corporate name is set forth in the preamble to this Agreement, and such Seller does not use and has not during the last five years used any other corporate name, trade name, doing business name or fictitious name, except as set


                                   III-2


forth on Schedule II and except for names first used after the date of this Agreement and set forth in a notice delivered to the Purchaser pursuant to paragraph (b) of Exhibit IV.


                                   III-3


                                EXHIBIT IV

                                 COVENANTS


      Until the later of (i) the date on which no Purchaser's Investment of or Yield in respect of any Purchased Interest shall be outstanding and (ii) the date all other amounts owed by the Sellers or the Servicer under this Agreement to the Purchaser and any other Indemnified Party shall be paid in full:

            (a) Compliance with Laws, Etc. Each Seller Party shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

            (b)  Offices, Records and Books of Account; Etc.  Each Seller
(i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Listed Receivables at the address of such Seller set forth under its name on Schedule I to this Agreement or, upon at least 15 days' prior written notice of a proposed change to the Purchaser, at any other locations (provided that, if the UCC Filing Date has occurred, then, prior to making such a change, such Seller shall have taken all actions in any applicable jurisdiction that may be requested by the Purchaser in accordance with paragraph (d) of this Exhibit); and (ii) shall provide the Purchaser with at least 15 days' written notice prior to making any change in such Seller's name or making any other change in such Seller's identity or corporate structure (including a merger) which could render any UCC financing statement theretofore filed with respect to such Person by any other Person (including, if applicable, any UCC financing statements filed in connection with this Agreement) "seriously misleading" as such term is used in the UCC (provided that, if the UCC Filing Date has occurred, then, prior to making such a change, such Seller shall have taken all actions in any applicable jurisdiction that may be requested by the Purchaser in accordance with paragraph (d) of this Exhibit); each notice to the Purchaser pursuant to this sentence shall set forth the applicable change and the effective date thereof. Each Seller also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Listed Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Listed Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Listed Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Seller Party shall, at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each such Listed Receivable and the related Contract.


                                   IV-1


            (d) Ownership Interest, Etc. Each Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid, enforceable and first priority (and, after the UCC Filing Date, perfected) security interest in the items described in Section 1.2(d), free and clear of any Adverse Claim, in favor of the Purchaser, including taking such action to protect (and, on and after the UCC Filing Date, to perfect) or more fully evidence the interest of the Purchaser under this Agreement as the Purchaser may request.

            (e) Sales, Liens, Etc. Neither Seller shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) (including such Seller's undivided interest in any Listed Receivable, Related Security, or Collections), or upon or with respect to any account to which any Collections of any Listed Receivables are sent (except the rights of the depository institution that maintains such account), or assign any right to receive income in respect of any items contemplated by this paragraph (e).

            (f) Extension or Amendment of Receivables. Except as expressly provided in this Agreement, no Seller Party shall adjust the outstanding principal balance of, or otherwise modify the terms of, any of the Listed Receivables, or amend, modify or waive any term or condition of any related Contract; provided that notwithstanding any other provision of this Agreement, no Seller Party shall extend the maturity of any Listed Receivable.

            (g) Change in Business or Credit and Collection Policy. No Seller Party shall make any material change in the character of its business, or in the Credit and Collection Policy, that would result in a Material Adverse Effect. Neither Seller shall make any other change in the Credit and Collection Policy without the prior written consent of the Purchaser.

            (h) Audits. Each Seller Party shall, from time to time during regular business hours (and with reasonable advance notice) as requested by the Purchaser, permit the Purchaser, or its agents or representatives, (x) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of such Seller relating to Listed Receivables and the Related Security, including the related Contracts, and (y) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (x) above, and to discuss matters relating to Listed Receivables and the Related Security or such Seller Party's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of such Seller Party having knowledge of such matters. Without limiting the foregoing, such examinations, copies, abstracts, visits and discussions may cover, among other things, maturity dates, agings, past dues, charge-offs, and offsets with respect to the Listed Receivables.

            (i) Status of Listed Receivables. In the event that any third party and any Seller Party enter into negotiations or discussions regarding the provision of financing (whether in the form of a loan, purchase or otherwise) with respect to any Receivable that is a Listed Receivable, such Seller Party shall inform such third party that the applicable Seller has sold an undivided percentage ownership interest in such Listed Receivable to the Purchaser.

            (j)  Reporting Requirements.


                                   IV-2


                    (x) If a Purchaser's Investment with respect to an undivided interest purchased by the Purchaser on a Purchase Date remains outstanding on the related Due Date after giving effect to Section 1.3, then the related Seller or the Servicer shall provide to the Purchaser on a weekly basis a report, in form and substance satisfactory to the Purchaser, with respect to the related Listed Receivables (including with respect to collection efforts pertaining thereto).

                    (y) Each Seller Party shall provide to the Purchaser as soon as possible and in any event within five Business Days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the chief financial officer of such Seller Party setting forth details of such Termination Event or event and the action that such Seller Party has taken and proposes to take with respect thereto.

                    (z) Each Seller Party shall provide to the Purchaser such other information respecting its Listed Receivables or the condition or operations, financial or otherwise, of such Seller or any of its Affiliates as the Purchaser may from time to time reasonably request.


                                   IV-3


                                 EXHIBIT V

                            TERMINATION EVENTS


      Each of the following shall be a "Termination Event":

            (a) Any Seller Party shall fail (i) to make when due any payment or deposit to be made by it under this Agreement with respect to the related Purchased Interest (including, in the case of the Servicer, failing to deliver to the Purchaser on any Due Date an amount equal to the Purchaser's Investments plus accrued Yield thereon) or (ii) to perform or observe in any material respect, within 15 days after written notice thereof, any other material term, covenant or agreement contained in any Transaction Document on its part to be performed or observed or

            (b) Any representation or warranty made or deemed made by any Seller Party (or any of its officers) under or in connection with any Transaction Document or any material information or report delivered by any Seller Party pursuant to any Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

            (c)  Any Event of Default shall have occurred; or

            (d) The Purchaser shall fail to have a valid and enforceable first priority (and, on and after the UCC Filing Date, perfected) undivided percentage ownership interest or security interest in each Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim; or

            (e) There shall have occurred any event not otherwise covered by this Exhibit which has or will have a Material Adverse Effect.


                                   V-1


                                EXHIBIT VI

                       ADMINISTRATION AND COLLECTION

            (a) Appointment of Servicer. Mattel is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof; provided that, with respect to any group of Listed Receivables, Mattel (solely in its capacity as Servicer) may, at any time, upon prior written notice to the Purchaser, delegate any or all of its duties and obligations as Servicer under this Agreement to an Affiliate of Mattel; provided, however, that notwithstanding any such delegation, Mattel shall remain liable for the performance of the duties and obligations of the Servicer in accordance with the terms of this Agreement without diminution of such liability by virtue of such delegation and to the same extent and under the same terms and conditions as if Mattel alone were performing such duties and obligations. Subject to the foregoing, Mattel hereby delegates to Fisher-Price all of Mattel's duties and obligations under paragraph (b) below with respect to the Listed Receivables of Fisher-Price. Mattel acknowledges that the Purchaser has relied on the agreement of Mattel to act as the Servicer hereunder in making its decision to execute and deliver this Agreement. Accordingly, Mattel agrees that it will not voluntarily resign as the Servicer.

            (b) Duties of Servicer. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Listed Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that the Servicer shall not extend the maturity of any Listed Receivable. Each Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of such Seller and the Purchaser in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to such Seller's Listed Receivables. Notwithstanding anything to the contrary contained herein, the Purchaser may direct the Servicer to commence or settle any legal action to enforce collection of any Listed Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless (x) a Termination Event has occurred and is continuing and (y) the Purchaser believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could materially and adversely affect a material portion of the Listed Receivables.

            (c) Enforcement Rights. Notwithstanding any other provision of this Agreement, during the continuation of a Termination Event:

            (i) at any time and from time to time the Purchaser may direct the Obligor that payment of all amounts payable under any Listed Receivable be made directly to the Purchaser or its designee;

            (ii) at any time and from time to time the Purchaser may instruct each Seller to give notice of the Purchaser's Interest in such Seller's Listed Receivables to the Obligor, which notice shall direct that payments be made directly to the Purchaser or its designee, and upon such instruction from the Purchaser such Seller shall give such notice at the expense of such Seller;


                                   VI-1


            (iii) at any time and from time to time the Purchaser may request each Seller Party to, and upon such request such Seller Party shall, assemble all of the records necessary or desirable to collect such the Listed Receivables and the Related Security, and transfer or license the use of, to the Purchaser, all software necessary or desirable to collect such Listed Receivables and the Related Security, and make the same available to the Purchaser or its designee at a place selected by the Purchaser;

            (iv) at any time and from time to time the Purchaser may request each Seller Party to, and upon such request such Seller Party shall as soon as is practicable and in any event within five Business Days of such request, segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Listed Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee;

            (v) at any time and from time to time the Purchaser may request the Sellers to, and upon such request the Sellers shall, sign and deliver to the Purchaser UCC financing statements with respect to the items described in Section 1.2(d), in form and substance satisfactory to the Purchaser, and the Purchaser shall have the right to file such financing statements (and the UCC financing statements delivered pursuant to Exhibit II) in such jurisdictions as it deems to be necessary or appropriate to protect its interest in such items; and

            (vi) each Seller Party hereby authorizes the Purchaser, and irrevocably appoints the Purchaser as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Seller Party, which appointment is coupled with an interest, to take any and all steps in the name of such Seller Party and on behalf of such Seller Party necessary or desirable, in the determination of the Purchaser, to collect any and all amounts or portions thereof due under any and all of the Listed Receivables or Related Security, including endorsing the name of such Seller Party on checks and other instruments representing Collections and enforcing such Listed Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this paragraph, none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

            (d) Responsibilities of the Sellers. Anything herein to the contrary notwithstanding, each Seller shall (x) perform all of its obligations under the Contracts related to its Listed Receivables to the same extent as if interests in such Listed Receivables had not been transferred hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve such Seller from such obligations, and (y) pay when due any taxes, including any sales taxes payable in connection with the Listed Receivables and their creation and satisfaction. The Purchaser shall not have any obligation or liability with respect to any Listed Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of a Seller under any of the foregoing.


                                   VI-2


                                EXHIBIT VII

                              INDEMNIFICATION

            (a) Indemnification. Without limiting any other rights that the Indemnified Parties may have hereunder or under applicable law, each Seller hereby severally agrees (x) to indemnify each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by such Indemnified Party arising out of or resulting from this Agreement or the use of proceeds of purchases or the ownership of the Purchased Interest relating to such Seller, or any interest therein, or in respect of any Receivable of such Seller or any related Contract, and (y) to pay within 15 days of demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against such Indemnified Amounts, including Indemnified Amounts relating to or resulting from any of the following: (i) the failure of any information provided to the Purchaser with respect to Listed Receivables, Collections, Related Security or this Agreement to be true and correct; (ii) the failure of any representation or warranty or statement made or deemed made by such Seller or the Servicer under or in connection with this Agreement to have been true and correct in all respects when made (it being understood and agreed that for purposes of this Exhibit VII, in determining whether any such representation or warranty or statement was true and correct in all respects when made, any qualification in Exhibit III as to materiality or to a Material Adverse Effect or to limitations on enforcement shall be disregarded); (iii) the failure by such Seller or the Servicer to comply with any applicable law, rule or regulation with respect to any Listed Receivable of such Seller or the related Contract, or the failure of any Listed Receivable of such Seller or the related Contract to conform to any such applicable law, rule or regulation; (iv) the failure to vest in the Purchaser a valid and enforceable first priority perfected (A) undivided percentage ownership interest, to the extent of the related Purchased Interest, in the Listed Receivables of such Seller and the Related Security and Collections with respect thereto and (B) security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim; (v) any dispute, claim, counterclaim, offset or defense (other than discharge in an Insolvency Proceeding of the Obligor) of the Obligor to the payment of any Listed Receivable of such Seller (including a defense based on such Listed Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any Dilution or other adjustment with respect to a Listed Receivable of such Seller (whether or not contemplated by Exhibit VI), excluding, however, adjustments required as a matter of law because the Obligor is a party to an Insolvency Proceeding, or any claim resulting from the sale of the goods or services related to such Listed Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Listed Receivable; (vi) any failure of such Seller or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement, or to perform its duties or obligations under any Contract (it being understood and agreed that for purposes of this Exhibit VII, in determining whether a Seller or the Servicer has performed its duties or obligations in accordance with the provisions of this Agreement or has performed its duties or obligations under any Contract, any qualification in Exhibit IV or Exhibit VI as to materiality or to a Material Adverse Effect or to the rights of any depository institution that maintains any account to which any Collections of Listed Receivables are sent shall be disregarded); (vii) any breach of warranty, products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods or services which are the subject of any Contract relating to such Seller's Listed Receivables;
(viii) the commingling of Collections of such Seller's Listed Receivables at any time with other funds; (ix) any investigation, litigation or proceeding related to this Agreement or the use


                                   VII-1


of proceeds of purchases or
the ownership of the related Purchased Interest or in respect of any Listed Receivable of such Seller or any Related Security or Contract in respect thereof; (x) the occurrence of any Termination Event and the resulting increase in Yield with respect to the Purchased Interest relating to such Seller; (xi) the failure of any Purchased Interest relating to that Seller to be less than or equal to one hundred percent (100%); (xii) the failure of any of such Seller's Listed Receivables to be Eligible Receivables;
(xiii) the failure of such Seller or the Servicer to comply with the terms of the Credit and Collection Policy; (xiv) the failure of any Contract relating to such Seller's Listed Receivables to have terms that are consistent with customary terms for such Seller's industry and type of Receivable; (xv) the failure of such Seller to complete the sale and delivery of the goods (or the performance of the services, if any) which are the subject of any of such Seller's Listed Receivables; (xvi) the existence of any contingent performance requirements of such Seller in respect of any of its Listed Receivables; or (xvii) any action or inaction by such Seller or the Servicer which impairs the interest of the Purchaser in such Seller's Listed Receivables. Without limiting the foregoing, the parties hereto agree that if (A) the Purchaser is paid less than the Purchaser's Investments plus accrued Yield thereon on a Due Date pursuant to Section 1.3 (the difference between (x) the amount so paid on such Due Date and (y) such Purchaser's Investments plus such Yield being referred to as the "deficiency amount"), and (B) the deficiency amount did not result from the Obligor being a party to an Insolvency Proceeding, then for each day following such Due Date until the Purchaser shall have received an amount equal to the deficiency amount, the Indemnified Amounts shall include an amount equal to the amount of interest (determined by the Purchaser) that the Purchaser would have earned on such day on the deficiency amount had such amount been paid to the Purchaser on such Due Date; provided, however, that this sentence shall not limit the applicable Seller's obligation to pay the deficiency amount to the Purchaser to the extent that the deficiency amount otherwise would be so payable pursuant to this Exhibit. Notwithstanding the first sentence of this paragraph, no Seller shall be obligated to indemnify any Indemnified Party for (x) Receivables which are uncollectible because the Obligor is a party to an Insolvency Proceeding, it being understood and agreed that this clause (x) shall not limit any Seller's obligations under this Exhibit arising out of or relating to any other event, occurrence or circumstance which would give rise to an obligation of such Seller pursuant to this Exhibit (to the extent that such event, occurrence or circumstance adversely affects repayment of the Purchaser's Investments plus accrued Yield thereon during or in connection with such Insolvency Proceeding), (y) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof or (z) Indemnified Amounts resulting from the gross negligence or willful misconduct on the part of the Indemnified Party proposed to be indemnified. Notwithstanding any other provision of this Agreement, in the event that the Obligor becomes a party to any Insolvency Proceeding: (i) each Seller Party shall promptly (and in any event not later than thirty days) after receipt provide to the Purchaser a copy of any document, pleading, report, notice, information or other writing provided to such Seller Party, during or in connection with such Insolvency Proceeding, by or on behalf of the Obligor, any committee, court, other Governmental Person, trustee, receiver, liquidator, custodian or similar official in such Insolvency Proceeding, relating to the forms, procedures, bar date or other timing issues with respect to the filing of a Proof of Claim in such Insolvency Proceeding, provided, however, that this clause (i) shall not become effective until the Purchaser shall have sent a notice to the Servicer to the effect that the Purchaser desires that the Seller Parties comply with this clause (i); (ii) the Servicer, as agent for each Seller, shall file Proofs of Claim, at the request and direction of the Purchaser, with respect to the Listed Receivables with such court, other Governmental Person, trustee, receiver, liquidator, custodian or similar official, which Proofs of Claim shall be in form and substance reasonably satisfactory to the


                                   VII-2


Purchaser, it being understood and agreed that the Purchaser shall reimburse the Servicer for its reasonable expenses in making such filing to the extent that such expenses relate to the Listed Receivables; and (iii) the Purchaser, as agent for each Seller, shall have the right but not the obligation to file Proofs of Claim with respect to the Listed Receivables with such court, other Governmental Person, trustee, receiver, liquidator or similar official, it being understood and agreed that the Purchaser shall not file such a Proof of Claim until the earlier to occur of (x) the sixtieth day following the date on which the Purchaser has sent a written request to the Sellers requesting such Sellers to file such a Proof of Claim and (y) the thirtieth day prior to the bar date or equivalent last day on which such a Proof of Claim may be filed in such Insolvency Proceeding. As used herein, "Proof of Claim" shall refer individually, and "Proofs of Claim" shall refer collectively, to proofs of claim under the Bankruptcy Code or any analogous or similar item or items which may or shall be filed by or on behalf of a creditor of any party to an Insolvency Proceeding.

      Without limiting the foregoing, if and to the extent the Purchaser shall be required for any reason to pay over to any Seller, the Servicer or an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by the Purchaser hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Sellers and, accordingly, the Purchaser shall have a claim against the applicable Seller for such amount, payable on demand.

            (b) Capital Adequacy, Etc. Sections 3.1(a)-(e), 3.2, 3.3(a) and (b), 3.4, 3.5 (excluding the first sentence thereof) and 3.6 of the Mattel Credit Agreement are hereby incorporated by reference as if set forth in full herein, except that for purposes of such incorporation by reference: (i) all references to "the Company" shall be deemed to be references to each Seller, individually; (ii) all references to "Bank", "Agent" or "Reference Banks" shall be deemed to be references to the Purchaser; (iii) all references to "Lending Office" shall be deemed to be a reference to the office of the Purchaser identified on the signature page to this Agreement; (iv) all references to "this Agreement" or "Loan Documents" shall be deemed to be references to this Agreement or any other Transaction Documents; (v) all references to "Loans" shall be deemed to be references to the Purchaser's Investments; (vi) all references to "Eurodollar Rate Loans" shall be deemed to be references to Purchaser's Investments with respect to which Yield would then be calculated based on the Eurodollar Rate; (vii) all references to "Base Rate Loans" shall be deemed to be references to Purchaser's Investments with respect to which Yield would then be calculated based on the Termination Rate; (viii) all references to "CD Rate" or "CD Rate Loans" shall be deemed to have been deleted; (ix) all references to "interest" shall be deemed to be references to Yield; and (x) the following words in Section 3.3(b) of the Mattel Credit Agreement, "pursuant to Section 2.4, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loans", shall be deemed to be replaced by the word "promptly".


                                   VII-3


                               EXHIBIT VIII

                         [FORM OF] PURCHASE NOTICE

                                              , 199
                                  ------------     -

VIA FACSIMILE (510-675-7531 or 510-675-7532)
Bank of America National Trust
  and Savings Association
1850 Gateway Boulevard
Global Payments Operations
#5693
Concord, California  94520

Attention:  Cheryl Davidson

Ladies and Gentlemen:

      This Purchase Notice is being delivered to you pursuant to Section
1.2 of the Receivables Purchase Agreement dated as of August 29, 1995 (as amended, amended and restated or otherwise modified from time to time in accordance with its terms, the "Receivables Purchase Agreement") among Mattel Sales Corp., Fisher-Price, Inc., Mattel, Inc., and Bank of America National Trust and Savings Association. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      The Servicer hereby notifies the Purchaser that each Seller proposes to sell to the Purchaser on the [First] [Second] Purchase Date an undivided percentage ownership interest in such Seller's Eligible Receivables and other items contemplated by Section 1.2(c) of the Receivables Purchase Agreement. As of the date of this Purchase Notice, the aggregate outstanding principal balances of the Eligible Receivables of Mattel Sales with respect to which Mattel Sales proposes to sell an undivided percentage ownership interest to the Purchaser is $_____________, and the aggregate outstanding principal balances of the Eligible Receivables of Fisher-Price with respect to which Fisher-Price proposes to sell an undivided percentage ownership interest to the Purchaser is $_____________.

                                       Very truly yours,

                                       MATTEL, INC., as the Servicer


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             -----------------------------


                                   VIII-1


                                SCHEDULE I

                           ADDRESSES FOR NOTICES


Bank of America National Trust
  and Savings Association
Credit Products #5618
555 S. Flower Street
Los Angeles, California  90071
Attention:  Robert W. Troutman
Telephone:  (213) 228-3866
Facsimile:  (213) 228-2756

Mattel, Inc.
333 Continental Blvd.
El Segundo, California  90245
Attention:  William Stavro
Telephone:  (310) 252-3202
Facsimile:  (310) 252-3861 or
            (310) 252-2179

Mattel Sales Corp.
333 Continental Blvd.
El Segundo, California  90245
Attention:  William Stavro
Telephone:  (310) 252-3202
Facsimile:  (310) 252-3861 or
            (310) 252-2179

Fisher-Price, Inc.
636 Girard Avenue
East Aurora, New York  14052
Attention:  Mary Casey
Telephone:  (716) 687-3000
Facsimile:  (716) 687-3660

with a copy to:

William Stavro
Mattel, Inc.
333 Continental Blvd.
El Segundo, California  90245
Telephone:  (310) 252-3202
Facsimile:  (310) 252-3861 or
            (310) 252-2179



                                SCHEDULE II

                                TRADE NAMES



Mattel Sales Corp.
------------------
Mattel Sales
Mattel



Fisher-Price, Inc.
------------------
Fisher-Price
FPI, Inc.